Exhibit 99.1

1st Quarter 2010

AIMCO
Apartment Investment and Management Company

Broadcast Center Apartments
Los Angeles, CA

Exhibit 99.1
Apartment Investment and Management Company
Announces First Quarter 2010 Results
Denver, Colorado – April 30, 2010 – Apartment Investment and Management Company (NYSE: AIV) announced today its first quarter 2010 results.
Chairman and Chief Executive Officer Terry Considine comments: “Aimco has a simple business plan to own and operate B/B+ quality apartments in the 20 largest U.S. markets. During the first quarter, we increased average daily occupancy to 96.0% in part because a record high percent of our customers chose to renew their leases and stay with us. And, while rental rates on new leases were down from the prior year, rental rates on renewals were up, starting in February and ending seven months of decline. In addition, we sold twelve properties and reduced our corporate term debt by $45 million in the quarter, and by an additional $10 million after quarter’s end. As we move forward in the year, we will continue to focus on providing excellent service to our customers, controlling costs, upgrading our portfolio and strengthening our balance sheet.”
Chief Financial Officer Ernie Freedman adds: “First quarter Pro forma FFO of $0.32 per share exceeded the high end of our guidance range by $0.02 per share, driven mainly by timing of offsite costs. Our guidance for full year 2010 is unchanged at $1.25 to $1.35 per share and we are establishing second quarter Pro forma FFO guidance of $0.28 to $0.34 per share.”
Financial Results
Diluted Per Share Results

	FIRST QUARTER
	2010	2009
Earnings (loss) per share	$(0.35)	$(0.34)
Funds From Operations (FFO)	$0.25	$0.45
Add back (deduct) Aimco’s share of operating real estate impairment losses (recoveries)	$0.07	$(0.03)
Pro forma Funds from Operations (Pro forma FFO)	$0.32	$0.42
Deduct Aimco’s share of capital replacements	$(0.10)	$(0.08)
Adjusted Funds From Operations (AFFO)	$0.22	$0.30
Net income (loss) – Net loss attributable to Aimco common stockholders for the quarter was $40.4 million, compared to net loss of $37.7 million for first quarter 2009. First quarter 2010 net loss was greater than first quarter 2009 primarily due to higher depreciation and amortization as assets under construction were brought into service over the past twelve months.
Funds From Operations – FFO is a non-GAAP financial measure defined in the glossary in Aimco’s Supplemental Information (the Glossary). FFO calculated in accordance with the definition prescribed by the National Association of Real Estate Investment Trusts (NAREIT) was $29.3 million, or $0.25 per share, compared with $51.3 million, or $0.45 per share, in first quarter 2009. Pro forma FFO, which represents FFO as prescribed by NAREIT but excludes operating real estate impairment losses and recoveries, was $36.9 million, or $0.32 per share, compared with $48.8 million, or $0.42 per share, in first quarter 2009. Lower results were primarily due to dilution from 2009 asset sales.

AIMCO 1st Quarter 2010	Page 1

Property Operations
Property operating results discussed below represent Aimco’s Proportionate Share of reported amounts, which reflects property operating results adjusted for Aimco’s ownership in each property. This non-GAAP measure is defined in the Glossary.
Diversified Operating Portfolio – Aimco’s property operations consist primarily of Conventional with some Affordable real estate operations. Conventional real estate operations relate to Aimco’s diversified portfolio of market rate apartment communities and include Same Store Properties, Redevelopment Properties, Acquisition Properties, and Other Properties. See Supplemental Schedules 7a and 7b for detailed information on Aimco’s Conventional real estate portfolio, including selected operating results.
Affordable real estate operations relate to Aimco’s portfolio of properties with rents that are generally paid, in whole or part, by a government agency. Affordable properties tend to have relatively more stable rents and higher occupancy due to government rent payments and thus are much less affected by market fluctuations. See the Glossary for additional information about the property categories included in the table below and Schedules 1 and 2 in the Supplemental Information for financial and statistical information for these portfolios.
Portfolio Operating Measures*

	FIRST QUARTER 2010
	% Aimco	Year-over-Year Variance
	NOI	Revenue	Expenses	NOI
Conventional Same Store	69%	-1.8%	3.9%	-5.4%
Affordable Same Store	11%	2.9%	2.7%	3.2%
Total Same Store	80%	-1.1%	3.7%	-4.3%
Conventional Redevelopment	14%	8.1%	-1.1%	14.6%
Other Conventional	5%	2.1%	6.8%	-2.6%
Affordable Redevelopment	1%	3.9%	-2.7%	10.2%
Total	100%	0.2%	3.3%	-2.0%

*
The information in this table relates to properties that Aimco owns and manage, and are classified within continuing operations. Results exclude properties that Aimco owns but does not manage and properties held for sale. To ensure comparability between periods, the year-over-year change in Revenue, Expenses and NOI in this table is based on Aimco’s current period ownership. See the Glossary for further information and reconciliation to Aimco’s Supplemental Information.

Conventional Same Store Results – In first quarter 2010, the Conventional Same Store portfolio included 170 communities with 56,770 units, in which Aimco had a weighted average ownership of 92%.
Conventional Same Store Operating Measures

	FIRST QUARTER			FIRST QUARTER
	Year-over-Year			Sequential
	2010	2009	Variance	4th Qtr	Variance
$ in millions except rent per unit
Average Daily Occupancy	96.0%	93.3%	2.7%	95.4%	0.6%
Average Rent Per Unit	$1,006	$1,065	-5.5%	$1,017	-1.1%

Revenue	$165.3	$168.4	-1.8%	$164.9	0.2%
Expenses	(68.1)	(65.5)	3.9%	(65.0)	4.7%
NOI	$97.2	$102.9	-5.4%	$99.9	-2.7%

AIMCO 1st Quarter 2010	Page 2

Comparing Conventional Same Store results in first quarter 2010 with first quarter 2009, total revenue decreased $3.1 million, or 1.8%. The decrease in revenue was primarily the result of lower average rent, down 5.5% or $59 per unit, from $1,065 per unit to $1,006 per unit, largely offset by higher average daily occupancy of 96.0% for first quarter 2010 compared to 93.3% for first quarter 2009. Rental rates on new leases transacted during the quarter were 7.0% lower than the expiring lease rates, while renewal rates were 0.1% higher than the expiring lease rates. New and renewal lease rates improved throughout the quarter, with March 2010 new lease rates 5.1% lower than the expiring lease rates and renewal rates 0.4% higher than the expiring lease rates. Conventional Same Store expenses increased $2.6 million or 3.9%, primarily due to increased snow removal costs in the Northeast, repairs and maintenance, and marketing expenses, partially offset by lower turn costs and administrative expenses. Refer to Supplemental Schedules 6a and 6b for additional details on Conventional Same Store operating results.
Portfolio
Aimco’s portfolio strategy focuses on B/B+ quality Conventional apartment communities located in the 20 largest U.S. markets, with a target capital allocation of 10% or less to Affordable apartment communities.
Aimco measures Conventional property asset quality based on average rents compared to local market average rents as reported by REIS, a third-party provider of commercial real estate performance information and analysis. Aimco defines A-quality assets as those with rents greater than 125% of local market average, B-quality assets as those with rents 90% to 125% of local market average and C-quality assets as those with rents less than 90% of local market average. For the fourth quarter 2009, the most current period for which REIS information is available, Aimco’s Conventional property rents averaged 103% of local market average rents.
For the first quarter 2010, average rents for the Conventional portfolio were $1,034 per unit, a 0.5% increase compared to first quarter 2009, primarily as a result of the sale of Conventional properties during 2009 with rents averaging 25% less than the retained portfolio.
Aimco’s geographic allocation strategy focuses on the 20 largest U.S. markets as measured by total apartment value. Aimco believes these markets to be deep, relatively liquid and possessing desirable long-term growth characteristics. These target markets are primarily coastal markets, and also include a number of Sun Belt cities and Chicago, Illinois. As Aimco executes this strategy, the company expects to reduce its investment in markets outside the 20 largest markets and to increase its investment in the 20 largest markets through redevelopment and acquisitions. During first quarter 2010, net operating income generated by Conventional properties located in the 20 largest markets accounted for 82.8% of total Conventional property net operating income, an increase of 2.9% compared to first quarter 2009.
In first quarter 2010, Aimco sold four Conventional properties and eight Affordable properties with 789 and 834 units, respectively, for $82.6 million in gross proceeds. Aimco’s share of net proceeds after distributions to limited partners, repayment of existing property debt and transaction costs was $17.1 million. Proceeds were used primarily to repay recourse term debt.
See Supplemental Schedules 7a and 7b for additional details regarding Aimco’s portfolio quality and capital allocation, and Supplemental Schedule 8 for additional details on disposition activity.
Balance Sheet and Liquidity

	AS OF MARCH 31, 2010
		% of	Weighted	Weighted Avg
	Amount	Total	Avg Maturity (Yrs)	Rate
Aimco leverage ($ in millions)
Aimco’s share of long-term, non-recourse property debt	$4,924.5	85%	8.2	5.43%
Preferred securities	776.0	13%	n/a	7.53%
Recourse term debt	45.0	1%	0.8	1.74%
Other Borrowings	44.5	1%	n/a	5.75%
Credit facility	14.8	—	1.8	6.25%
Total/weighted average	$5,804.8	100%	8.1	5.69%
See Supplemental Schedules 4a and 4b for additional details about Aimco’s non-recourse property debt and Supplemental Schedule 5 for information related to Aimco’s preferred securities.

AIMCO 1st Quarter 2010	Page 3

Aimco’s recourse debt is limited to its revolving credit facility and corporate term debt, which together represented approximately 1% of Aimco’s leverage at the end of first quarter 2010. At that time, the balance on Aimco’s revolving credit facility was $14.8 million and available capacity was $121.4 million, net of $43.8 million of letters of credit drawn against the facility. Aimco’s revolving credit facility is used for working capital purposes and to secure letters of credit. The balance on Aimco’s corporate term debt of $45.0 million at March 31, 2010, matures in first quarter 2011. Subsequent to quarter’s end, Aimco repaid $10.0 million of the term debt, bringing the balance to $35.0 million at the end of April 2010.
In connection with its recourse obligations, Aimco is subject to Debt Service and Fixed Charge Coverage covenants, as defined in the Glossary. For first quarter 2010, Aimco’s Debt Service and Fixed Charge Coverage ratios were 1.59:1 and 1.35:1, compared to covenants in place during the quarter of 1.40:1 and 1.20:1, respectively, and fourth quarter 2009 ratios of 1.59:1 and 1.36:1. Aimco expects to remain in compliance with these covenants.
2010 Outlook

	SECOND QUARTER	FULL YEAR

Net loss per share	-$0.52 to -$0.46	-$1.96 to -$1.86
Pro forma FFO per share	$0.28 to $0.34	$1.25 to $1.35
Same Store Operating Measures
Average daily occupancy	95.0% to 96.0%	94.5% to 95.5%
NOI change compared to same period 2009	-6.0% to -5.0%	-5.0% to -2.0%
NOI change compared to first quarter 2010	-1.0% to 0.0%
About Aimco
Aimco is a real estate investment trust that is focused on the ownership and management of apartment communities located in the 20 largest markets in the United States with average rents that are 100% – 125% of local market average rents. Aimco seeks to upgrade regularly the quality of its portfolio through the sale of its lowest rated communities and by reinvestment within its 20 target markets through redevelopment and acquisitions. Aimco common shares are traded on the New York Stock Exchange under the ticker symbol AIV and are included in the S&P 500. For more information about Aimco, please visit our website at www.aimco.com.
Supplemental Information
The full text of this release and the Supplemental Information referenced in this release is available on Aimco’s Website at the link http://www.aimco.com/CorporateInformation/About/Financial/QEarnRelease.aspx.
Glossary and Reconciliations of Non-GAAP Financial and Operating Measures
Financial and operating measures found in this Earnings Release and the Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States of America, or GAAP. These measures are defined in the glossary in the Supplemental Information and, where appropriate, reconciled to the most comparable GAAP measures.

AIMCO 1st Quarter 2010	Page 4

Earnings Conference Call
Aimco’s first quarter 2010 earnings conference call will be held Friday, April 30, 2010, at 1:00 p.m. Eastern time.
Live Conference Call
Domestic Dial-In Number: 1-866-843-0890
International Dial-In Number: 1-412-317-9250
Passcode: 5170619
Conference Call Replay
Domestic Dial-In Number: 1-877-344-7529
International Dial-In Number: 1-412-317-0088
Passcode: 439109
The conference call replay will be available until 9:00 a.m. Eastern time on May 17, 2010.
Live and Replay Webcast: http://www.aimco.com/CorporateInformation/About/Financial/news.aspx
Forward-looking Statements
This earnings release and Supplemental Information contain forward-looking statements within the meaning of the federal securities laws, including statements regarding projected results and specifically forecasts of second quarter and full year 2010 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties.
Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rental rates and property operating results. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the control of Aimco, including, without limitation: financing risks, including the availability and cost of capital markets financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; earnings may not be sufficient to maintain compliance with debt covenants; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; the timing of acquisitions and dispositions; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco.
In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership.
Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2009, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This press release does not constitute an offer of securities for sale.
Contact
Investor Relations 303.691.4350, Investor@Aimco.com
Elizabeth Coalson, Vice President Investor Relations 303.691.4327

AIMCO 1st Quarter 2010	Page 5

Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended
	March 31,
	2010	2009
REVENUES:
Rental and other property revenues	$288,719	$283,912
Asset management and tax credit revenues	4,257	9,539

Total revenues	292,976	293,451

OPERATING EXPENSES:
Property operating expenses	140,415	135,630
Investment management expenses	3,229	3,789
Depreciation and amortization	109,019	104,860
Provision for operating real estate impairment losses	—	510
General and administrative expenses	11,735	16,260
Other expenses, net	3,144	1,583

Total operating expenses	267,542	262,632

Operating income	25,434	30,819

Interest income	3,224	3,311
Provision for losses on notes receivable	(426)	(150)
Interest expense	(80,314)	(80,717)
Equity in income (losses) of unconsolidated real estate partnerships	7,951	(2,040)
Gain on dispositions of unconsolidated real estate and other, net	2,642	10,864

Loss before income taxes and discontinued operations	(41,489)	(37,913)

Income tax benefit	3,771	2,475

Loss from continuing operations	(37,718)	(35,438)

Income from discontinued operations, net [1]	20,958	2,867

Net loss	(16,760)	(32,571)
Noncontrolling interests:
Net (income) loss attributable to noncontrolling interests in consolidated real estate partnerships	(12,134)	6,273
Net income attributable to preferred noncontrolling interests in Aimco Operating Partnership	(1,693)	(1,069)
Net loss attributable to common noncontrolling interests in Aimco Operating Partnership	3,069	2,835

Total noncontrolling interests	(10,758)	8,039

Net loss attributable to Aimco	(27,518)	(24,532)
Net income attributable to Aimco preferred stockholders	(12,922)	(13,166)

Net loss attributable to Aimco common stockholders	$(40,440)	$(37,698)

Weighted average common shares outstanding — basic and diluted	116,035	110,262

Earnings (loss) per common share — basic and diluted:
Loss from continuing operations attributable to Aimco common stockholders	$(0.44)	$(0.33)
Income (loss) from discontinued operations attributable to Aimco stockholders	0.09	(0.01)

Net loss attributable to Aimco common stockholders	$(0.35)	$(0.34)

AIMCO 1st Quarter 2010	Page 6

Consolidated Statements of Operations (continued)
Notes to Consolidated Statements of Operations

[1]	Income from discontinued operations consists of the following (in thousands):

	Three Months Ended
	March 31,
	2010	2009
Rental and other property revenues	$4,266	$57,664
Property operating expenses	(1,418)	(30,102)
Depreciation and amortization	(792)	(18,734)
Provision for operating real estate impairment (losses) recoveries	(7,225)	3,364
Other expenses, net	(809)	(1,894)

Operating (loss) income	(5,978)	10,298
Interest income	25	138
Interest expense	(490)	(12,025)

Loss before gain on dispositions of real estate and income taxes	(6,443)	(1,589)
Gain on dispositions of real estate	26,339	4,546
Income tax benefit (expense)	1,062	(90)

Income from discontinued operations, net	$20,958	$2,867

Income from discontinued operations attributable to:
Noncontrolling interests in consolidated real estate partnerships	$(9,903)	$(3,979)
Noncontrolling interests in Aimco Operating Partnership	(772)	80

Total noncontrolling interests	(10,675)	(3,899)

Aimco	$10,283	$(1,032)

AIMCO 1st Quarter 2010	Page 7

Consolidated Balance Sheets
(in thousands) (unaudited)

	March 31, 2010	December 31, 2009
ASSETS
Buildings and improvements	$7,491,474	$7,395,026
Land	2,186,724	2,168,251
Accumulated depreciation	(2,764,828)	(2,661,764)

Net real estate	6,913,370	6,901,513
Cash and cash equivalents	77,875	81,260
Restricted cash	221,062	219,685
Accounts receivable	44,853	59,822
Accounts receivable from affiliates	18,767	23,744
Deferred financing costs	52,158	52,244
Notes receivable from unconsolidated real estate partnerships	12,137	14,295
Notes receivable from non-affiliates	129,271	125,269
Investment in unconsolidated real estate partnerships	133,103	105,324
Other assets	201,391	185,890
Deferred income tax asset, net	45,909	42,015
Assets held for sale	35,184	95,407

Total assets	$7,885,080	$7,906,468

LIABILITIES AND EQUITY
Property tax-exempt bond financing	$577,221	$574,926
Property loans payable	5,018,676	4,926,737
Term loans	45,000	90,000
Credit facility	14,800	—
Other borrowings	63,260	53,057

Total indebtedness	5,718,957	5,644,720
Accounts payable	20,662	29,819
Accrued liabilities and other	293,255	286,326
Deferred income	173,656	182,378
Security deposits	36,123	35,335
Liabilities related to assets held for sale	26,708	76,531

Total liabilities	6,269,361	6,255,109

Preferred noncontrolling interests in Aimco Operating Partnership	86,483	86,656
Preferred stock subject to repurchase agreement	30,000	30,000

Equity:
Perpetual preferred stock	660,500	660,500
Class A Common Stock	1,168	1,165
Additional paid-in capital	3,075,547	3,072,665
Accumulated other comprehensive loss	(1,251)	(1,138)
Notes due on common stock purchases	(903)	(1,392)
Distributions in excess of earnings	(2,567,772)	(2,492,082)

Total Aimco equity	1,167,289	1,239,718

Noncontrolling interests in consolidated real estate partnerships	357,618	316,177
Common noncontrolling interests in Aimco Operating Partnership	(25,671)	(21,192)

Total equity	1,499,236	1,534,703

Total liabilities and equity	$7,885,080	$7,906,468

AIMCO 1st Quarter 2010	Page 8

AIMCO 1st Quarter 2010

SUPPLEMENTAL INFORMATION

AIMCO
Apartment Investment and Management Company

AIMCO 1st Quarter 2010 1

Page

3	Schedule 1	–	Funds From Operations

4	Schedule 2	–	Portfolio Summary

5	Schedule 3	–	Net Asset Value Supplemental Information

7	Schedule 4	–	Selected Debt Information

9	Schedule 5	–	Share Data

10	Schedule 6a	–	Conventional Same Store Operating Results (1Q 2010 v. 1Q 2009)

11	Schedule 6b	–	Conventional Same Store Operating Results (1Q 2010 v. 4Q 2009)

12	Schedule 7a	–	Total Conventional Portfolio Data by Market (1Q 2010 v. 1Q 2009)

13	Schedule 7b	–	Total Conventional Portfolio Data by Market (4Q 2009)

14	Schedule 8	–	Property Sales and Acquisition Activity

15	Schedule 9	–	Capital Additions

16	Glossary (including reconciliation of GAAP to non-GAAP amounts)

Supplemental Schedule 1
Funds From Operations
(in thousands) (unaudited)

	Three Months Ended March 31, 2010				Three Months Ended March 31, 2009
		Proportionate				Proportionate
		Share of				Share of
	Consolidated	Unconsolidated	Noncontrolling	Proportionate	Consolidated	Unconsolidated	Noncontrolling	Proportionate
	Amount	Partnerships	Interests	Amount	Amount	Partnerships	Interests	Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$182,130	$—	$(16,558)	$165,572	$185,739	$—	$(18,409)	$167,330
Affordable Same Store	44,416	399	(14,271)	30,544	40,475	482	(11,091)	29,866

Total Same Store	226,546	399	(30,829)	196,116	226,214	482	(29,500)	197,196
Conventional Redevelopment	31,814	—	(2,107)	29,707	29,464	—	(1,997)	27,467
Other Conventional	18,426	161	(2,184)	16,403	18,333	642	(2,171)	16,804
Other Affordable	10,752	4,784	(8,966)	6,570	8,257	1,887	(3,494)	6,650
Property management revenues, primarily from affiliates	1,181	(245)	2,270	3,206	1,644	(163)	2,164	3,645

Total rental and other property revenues	288,719	5,099	(41,816)	252,002	283,912	2,848	(34,998)	251,762

Property operating expenses
Conventional Same Store	75,078	—	(7,160)	67,918	72,482	—	(7,368)	65,114
Affordable Same Store	22,853	266	(8,139)	14,980	20,487	314	(6,081)	14,720

Total Same Store	97,931	266	(15,299)	82,898	92,969	314	(13,449)	79,834
Conventional Redevelopment	12,259	—	(932)	11,327	12,336	—	(895)	11,441
Other Conventional	9,646	98	(1,110)	8,634	8,893	323	(906)	8,310
Other Affordable	6,071	3,197	(5,403)	3,865	4,616	1,232	(2,128)	3,720
Casualties	2,634	31	502	3,167	2,502	(52)	(678)	1,772
Property management expenses	11,874	—	—	11,874	14,314	—	—	14,314

Total property operating expenses	140,415	3,592	(22,242)	121,765	135,630	1,817	(18,056)	119,391

Net real estate operations	148,304	1,507	(19,574)	130,237	148,282	1,031	(16,942)	132,371
Amortization of deferred tax credit income	6,602	—	—	6,602	7,867	—	—	7,867
Asset management revenues	136	—	771	907	697	—	390	1,087
Transaction revenues	(2,481)	—	—	(2,481)	975	—	—	975
Investment management expenses	(3,229)	—	—	(3,229)	(3,789)	—	—	(3,789)
Depreciation and amortization related to non-real estate assets	(3,973)	(2)	69	(3,906)	(4,307)	(2)	58	(4,251)
General and administrative expenses	(11,735)	(3)	480	(11,258)	(16,260)	29	939	(15,292)
Other expense, net	(3,144)	8,494	(6,312)	(962)	(1,583)	(1,862)	4,467	1,022
Interest income	3,224	(46)	515	3,693	3,311	45	847	4,203
Provision for losses on notes receivable	(426)	—	(641)	(1,067)	(150)	—	732	582
Interest expense	(80,314)	(974)	11,839	(69,449)	(80,717)	(641)	9,193	(72,165)
Gain on disposition of non-depreciable assets	—	—	—	—	682	—	—	682
Income tax benefit	3,779	—	—	3,779	2,477	—	—	2,477
Discontinued operations, excluding impairments, depreciation and gain on dispositions of real estate, net of tax	1,579	—	24	1,603	13,817	—	(1,722)	12,095
Preferred securities dividends, distributions and redemption related amounts	(14,615)	—	—	(14,615)	(14,235)	—	—	(14,235)
Operating real estate impairment losses	(8,605)	—	396	(8,209)	2,854	—	(95)	2,759
Common noncontrolling interests in Aimco Operating Partnership	(2,168)	—	—	(2,168)	(4,482)	—	—	(4,482)
Amounts allocated to participating securities	(154)	—	—	(154)	(570)	—	—	(570)

Funds From Operations	32,780	8,976	(12,433)	29,323	54,869	(1,400)	(2,133)	51,336

Operating real estate impairment losses, net of noncontrolling interests in Aimco Operating Partnership and participating securities	7,993	—	(395)	7,598	(2,618)	—	95	(2,523)

Pro Forma Funds From Operations	$40,773	$8,976	$(12,828)	$36,921	$52,251	$(1,400)	$(2,038)	$48,813

		Aimco’s share of capital replacements		(11,456)		Aimco’s share of capital replacements		(14,210)

		Adjusted Funds From Operations		$25,465		Adjusted Funds From Operations		$34,603

		Weighted average shares - diluted FFO		116,334		Weighted average shares - diluted FFO		115,185

		Per Share:				Per Share:
		Funds From Operations		$0.25		Funds From Operations		$0.45
		Pro Forma Funds From Operations		$0.32		Pro Forma Funds From Operations		$0.42
		Adjusted Funds From Operations		$0.22		Adjusted Funds From Operations		$0.30
		Dividends paid		$0.10		Dividends paid		$2.08

AIMCO 1st Quarter 2010	Page 3

Supplemental Schedule 2
Portfolio Summary
As of March 31, 2010
(unaudited)

	Number of	Number of	Effective	Average
	Properties	Units	Units	Ownership
Owned Real Estate Portfolio:
Conventional Same Store	170	56,770	51,965	92%
Affordable Same Store	169	20,572	12,696	62%

Total Same Store	339	77,342	64,661	84%

Conventional Redevelopment	28	9,671	8,910	92%
Other Conventional	36	5,840	4,226	72%
Other Affordable	90	9,614	2,556	27%
Conventional Held for Sale	5	953	760	80%

Total owned real estate portfolio	498	103,420	81,113	78%

Total Conventional owned real estate portfolio	239	73,234	65,861	90%

Total Affordable owned real estate portfolio	259	30,186	15,252	51%

Fee-Managed Portfolio:
Property-Managed for third parties	18	1,726
Asset-Managed	320	26,929

Total fee-managed portfolio	338	28,655

Total Portfolio	836	132,075

AIMCO 1st Quarter 2010	Page 4

Supplemental Schedule 3

Net Asset Value Supplemental Information (in thousands) (unaudited)	(page 1 of 2)
Aimco’s principal financial objective is to increase long-term stockholder value, one measure of which is Net Asset Value (NAV), which is the estimated fair value of assets, net of debt and preferred equity. The information provided below is intended to assist users of Aimco’s financial information in making their own estimates of Aimco’s NAV. See the following page for notes to the supplemental information provided below.
Trailing Twelve Month Net Operating Income Data

	Proportionate Net Operating Income
	Conventional Same		Conventional
	Store and Other	Affordable	Redevelopment	Total
Rental and other property revenues	$729,928	$148,717	$115,243	$993,888
Property operating expenses	(295,681)	(71,878)	(44,414)	(411,973)

Property NOI	434,247	76,839	70,829	581,915

Assumed property management fee (3.5% of revenues)	(25,547)	(5,205)	(4,034)	(34,786)

Property NOI net of assumed property management fee	$408,700	$71,634	$66,795	$547,129

Proportionate Balance Sheet Data
As of March 31, 2010

		Proportionate
	Consolidated	Share of		Proportionate
	GAAP	Unconsolidated	Noncontrolling	Balance
	Balance Sheet	Partnerships	Interests	Sheet
Assets
Real estate	$9,678,198	$102,078	$(1,163,070)	$8,617,206
Accumulated depreciation	(2,764,828)	(29,711)	519,348	(2,275,191)

Total real estate [1]	6,913,370	72,367	(643,722)	6,342,015

Cash and cash equivalents	77,875	1,919	(30,130)	49,664
Restricted cash	221,062	8,545	(52,785)	176,822
Accounts receivable	63,620	897	(10,750)	53,767
Notes receivable [2]	141,408	—	61,847	203,255
Investment in unconsolidated real estate partnerships [3]	133,103	(41,246)	(27,814)	64,043
Deferred financing costs [4]	52,158	593	(9,349)	43,402
Goodwill [4]	70,451	—	—	70,451
Investment in management contracts [4]	1,161	—	—	1,161
Other assets	210,872	8,466	(55,433)	163,905

Total assets	$7,885,080	$51,541	$(768,136)	$7,168,485

Liabilities and Equity
Property debt	$5,595,897	$36,427	$(707,831)	$4,924,493
Term loans and credit facility	59,800	—	—	59,800
Other borrowings	63,260	1,921	(20,673)	44,508
Deferred income [5]	173,656	165	(3,130)	170,691
Other liabilities	376,748	13,028	(148,528)	241,248

Total liabilities	6,269,361	51,541	(880,162)	5,440,740

Preferred noncontrolling interests in Aimco Operating Partnership	86,483	—	—	86,483
Preferred stock subject to repurchase agreement [6]	30,000	—	—	30,000
Perpetual preferred stock [6]	660,500	—	—	660,500
Other Aimco equity	506,789	—	469,644	976,433
Noncontrolling interests in consolidated real estate partnerships	357,618	—	(357,618)	—
Common noncontrolling interests in Aimco Operating Partnership	(25,671)	—	—	(25,671)

Total liabilities and equity	$7,885,080	$51,541	$(768,136)	$7,168,485

AIMCO 1st Quarter 2010	Page 5

Supplemental Schedule 3 (continued)

Net Asset Value Supplemental Information (in thousands) (unaudited)	(page 2 of 2)

[1]
Real estate includes Lincoln Place and Pacific Bay Vistas (formerly Treetops), which are predominantly vacant and have March 31, 2010, net book values of $142.3 million and $33.7 million, respectively, or $176.0 million in total. Aimco refers to these properties collectively as its redevelopment pipeline.

[2]
Aimco has notes receivable from consolidated partnerships that are eliminated in the GAAP balance sheet. The noncontrolling partners’ share of amounts payable to Aimco pursuant to those notes is added to the GAAP-based amounts to arrive at the proportionate balance presented.

[3]
Aimco’s internal NAV estimate is computed based on Aimco’s share of NOI and as such takes into account Aimco’s share of NOI attributable to unconsolidated partnerships. For this reason, investment in unconsolidated real estate partnerships is excluded from non-real estate assets in Aimco’s internal NAV computation.

[4]
Deferred financing costs, goodwill and investment in management contracts represent non-tangible assets for which cash has already been paid by Aimco. As such, these amounts are excluded from Aimco’s internal NAV computation.

[5]
Deferred income consists primarily of cash contributions received in connection with Aimco’s tax credit activities, which are deferred upon receipt and amortized into earnings in future periods as the tax credits and related tax benefits are delivered to the tax credit investors. Certain of Aimco’s tax credit arrangements provide for contributions to be made in installments, which contributions are not reflected in Aimco’s consolidated financial statements until such time as the contributions are received.

Deferred income, including deferred tax credit income, represents a non-cash obligation, the amortization of which represents non-cash income in future periods. These non-cash liabilities and related income streams are excluded from Aimco’s internal estimates of NAV. However, amortization of deferred tax credit income is included in net income and, as such, FFO. Projected amortization of deferred tax credit contributions received and to be received is presented below.

March 31, 2010
Deferred tax credit income balance	$124,077
Contributions to be received in the future	67,415

Total to be amortized	$191,492

	Amortization of	Estimated Income	Projected Income,
	Deferred Income	Taxes	net of tax
Year Ending December 31,
2010	$21,996	$(8,578)	$13,418
2011	27,385	(10,680)	16,705
2012	27,419	(10,693)	16,726
2013	26,279	(10,249)	16,030
2014	24,629	(9,605)	15,024
Thereafter	63,784	(24,876)	38,908

Total	$191,492	$(74,681)	$116,811

[6]
In addition to Preferred Stock subject to repurchase agreement and Perpetual Preferred Stock, Aimco’s internal NAV computation includes Preferred Partnership Units as a reduction of NAV attributable to Aimco common stockholders. See Schedule 5.

AIMCO 1st Quarter 2010	Page 6

Supplemental Schedule 4(a)
Selected Debt Information
As of March 31, 2010
(dollars in thousands) (unaudited)
Property Debt Balances and Characteristics

		Proportionate
		Share of			Weighted
		Unconsolidated	Noncontrolling		Average	Weighted
Debt	Consolidated	Partnerships	Interests	Total Aimco Share	Maturity (years)	Average Rate

Conventional Portfolio:
Fixed rate loans payable	$4,333,440	$—	$(410,883)	$3,922,557	7.3	6.06%
Floating rate loans payable [1]	97,576	—	(8,079)	89,497	2.2	1.71%

Total property loans payable	4,431,016	—	(418,962)	4,012,054	7.2	5.96%

Fixed rate tax-exempt bonds	52,075	—	(3,338)	48,737	10.6	6.75%
Floating rate tax-exempt bonds [1]	306,716	—	(5,242)	301,474	5.8	0.72%

Total property tax-exempt bond financing	358,791	—	(8,580)	350,211	6.5	1.59%

Total Conventional portfolio	4,789,807	—	(427,542)	4,362,265	7.1	5.64%

Affordable Portfolio:
Fixed rate loans payable	569,177	34,893	(252,435)	351,635	14.7	4.85%
Floating rate loans payable	18,483	9	(9,065)	9,427	9.2	3.27%

Total property loans payable	587,660	34,902	(261,500)	361,062	14.5	4.80%

Fixed rate tax-exempt bonds	90,467	1,525	(18,789)	73,203	25.5	4.81%
Floating rate tax-exempt bonds [1]	127,963	—	—	127,963	5.3	1.22%

Total property tax-exempt bond financing	218,430	1,525	(18,789)	201,166	13.7	2.71%

Total Affordable portfolio	806,090	36,427	(280,289)	562,228	14.3	4.24%

Total property debt	$5,595,897	$36,427	$(707,831)	$4,924,493	8.2	5.43%

[1]
Floating rate debt presented above includes $352.7 million of fixed rate debt that is effectively converted to floating rates using total rate of return swaps. At March 31, 2010, the carrying amount of this debt totaled $328.7 million, after recognition of changes in the debt’s fair value.

Aimco Share Property Debt

					% of Floating
	Amount	% of Total		Amount	Rate Debt
Fixed rate debt	$4,396,132	89%	Floating rate tax-exempt bonds	$429,437	81%
Floating rate debt	528,361	11%	Floating rate loans payable	98,924	19%

Total	$4,924,493		Total	$528,361

				Maturities as
				a Percent	Average Rate on
	Amortization	Maturities	Total	of Total Debt	Maturing Debt
2010 Q2	$19,316	$—	$19,316	—	—
2010 Q3	19,039	—	19,039	—	—
2010 Q4	20,144	—	20,144	—	—

Total 2010	58,499	—	58,499	—	—

2011 Q1	19,909	3,341	23,250	0.07%	5.40%
2011 Q2	20,803	93,760	114,563	1.90%	5.77%
2011 Q3	20,243	—	20,243	—	—
2011 Q4	21,387	8,235	29,622	0.17%	6.61%

Total 2011	82,342	105,336	187,678	2.14%	5.83%

2012 [2]	85,465	461,596	547,061	9.37%	6.11%
2013	81,615	405,253	486,868	8.23%	5.97%
2014	79,483	263,201	342,684	5.34%	5.52%
2015	76,637	361,888	438,525	7.35%	5.37%
2016	70,125	342,411	412,536	6.95%	5.59%
2017	62,444	282,076	344,520	5.73%	5.78%
2018	57,785	47,717	105,502	0.97%	6.17%
2019	46,414	495,309	541,723	10.06%	6.00%
2020	37,993	284,226	322,219	5.77%	6.77%
Thereafter	739,326	397,352	1,136,678	8.07%	4.84%

Total	$1,478,128	$3,446,365	$4,924,493

[2]
2012 maturities include approximately $307.5 million of debt ($285.7 million at carrying amount) subject to total return swaps for which the swap maturity dates are in 2012 and the related debt maturities are beyond 2012.

AIMCO 1st Quarter 2010	Page 7

Supplemental Schedule 4(b)
Selected Debt Information
As of March 31, 2010
(in millions) (unaudited)
Year-to-Date Property Loan Closings

	Original	New		Aimco
	Loan	Loan	Net	Net	Prior	New
Year Maturing	Amount	Amount	Proceeds [1]	Proceeds [2]	Rate	Rate

2013	$9.1	$27.0	$16.9	$15.8	4.54%	5.49%
New loans	—	22.9	22.6	21.5	—	6.81%

Totals	$9.1	$49.9	$39.5	$37.3	4.54%	6.09%

[1]	Net Proceeds is after transaction costs and prepayment penalties.

[2]	Aimco Net Proceeds is after payment of distributions to noncontrolling partners.
Debt Ratios

	Amount	Covenant

Debt service coverage ratio	1.59:1	1.40:1
Fixed charge coverage ratio	1.35:1	1.20:1
EBITDA coverage of interest	2.02:1	n/a
EBITDA coverage of interest and preferred dividends	1.67:1	n/a
Credit Ratings

Moody’s Investor Service	Corporate Family Rating	Ba1 (stable outlook)
Standard and Poor’s	Corporate Credit Rating	BB+ (negative)

AIMCO 1st Quarter 2010	Page 8

Supplemental Schedule 5
Share Data
(in thousands) (unaudited)
Preferred Securities

	Shares/Units	Date First
	Outstanding	Available for
	as of	Redemption by
	March 31, 2010	Aimco	Coupon	Amount
Perpetual Preferred Stock:
Class G	4,040	7/15/2008	9.375%	$101,000
Class T	6,000	7/31/2008	8.000%	150,000
Class U	8,000	3/24/2009	7.750%	200,000
Class V	3,450	9/29/2009	8.000%	86,250
Class Y	3,450	12/21/2009	7.875%	86,250
Series A Community Reinvestment Act [1]	0	6/30/2011	1.500%	67,000

Total perpetual preferred stock				690,500

Preferred Partnership Units [2]	3,140		7.872%	85,501

Total outstanding preferred securities				$776,001

Common Stock and Equivalents

	Shares/Units	Weighted Average Shares/Units
	Outstanding	Three Months Ended
	as of	March 31, 2010
	March 31, 2010	EPS	FFO
Class A Common Stock outstanding	116,191	116,035	116,035
Dilutive securities:
Options, restricted stock and officer loan shares	983	—	299

Total shares and dilutive share equivalents	117,174	116,035	116,334

Common Partnership Units and equivalents [3]	8,347	8,365	8,365

Total shares, units and dilutive share equivalents	125,521	124,400	124,699

Notes

[1]
Represents 134 shares at a liquidation preference per share of $500,000. The remaining amount at March 31, 2010, includes $30.0 million, which is subject to a repurchase agreement and is classified within temporary equity in the consolidated balance sheet. The dividend rate is a variable rate per annum equal to the Three-Month LIBOR Rate plus 1.25%, calculated as of the beginning of each quarterly period.

[2]	Coupon is based on a weighted average of all outstanding series of Preferred Partnership Units.

[3]
Includes the Aimco Operating Partnership’s common OP Units and Class I High Performance Units, which are included in noncontrolling interests in Aimco Operating Partnership in our consolidated financial statements and Schedule 1.

AIMCO 1st Quarter 2010	Page 9

Supplemental Schedule 6(a)
Conventional Same Store Operating Results
First Quarter 2010 Compared to First Quarter 2009
(in thousands, except site and unit data) (unaudited)

													Operating
			Effective	Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
	Properties	Units	Units	1Q 2010	1Q 2009	Growth	1Q 2010	1Q 2009	Growth	1Q 2010	1Q 2009	Growth	1Q 2010	1Q 2010	1Q 2009	1Q 2010	1Q 2009

Target Markets
Los Angeles	9	3,095	2,444	$12,983	$13,607	-4.6%	$4,392	$4,359	0.8%	$8,591	$9,248	-7.1%	66.2%	96.3%	93.8%	$1,928	$2,104
Orange County	3	443	373	1,345	1,376	-2.3%	463	463	—	882	913	-3.4%	65.6%	97.3%	96.0%	1,145	1,197
San Diego	4	1,622	1,552	5,631	5,682	-0.9%	1,723	1,624	6.1%	3,908	4,058	-3.7%	69.4%	95.4%	94.8%	1,159	1,195

Southern CA Total	16	5,160	4,369	19,959	20,665	-3.4%	6,578	6,446	2.0%	13,381	14,219	-5.9%	67.0%	96.1%	94.3%	1,620	1,737
East Bay	2	413	353	1,391	1,416	-1.8%	613	561	9.3%	778	855	-9.0%	55.9%	97.2%	94.2%	1,197	1,268
San Francisco	4	710	710	3,224	3,283	-1.8%	1,222	1,268	-3.6%	2,002	2,015	-0.6%	62.1%	97.3%	93.8%	1,429	1,548

Northern CA Total	6	1,123	1,063	4,615	4,699	-1.8%	1,835	1,829	0.3%	2,780	2,870	-3.1%	60.2%	97.3%	93.9%	1,344	1,445
Seattle	3	413	310	1,252	1,377	-9.1%	496	518	-4.2%	756	859	-12.0%	60.4%	96.9%	92.1%	1,194	1,350

Pacific Total	25	6,696	5,742	25,826	26,741	-3.4%	8,909	8,793	1.3%	16,917	17,948	-5.7%	65.5%	96.3%	94.1%	1,547	1,665

Suburban New York — New Jersey	4	1,162	944	3,595	3,841	-6.4%	1,111	1,076	3.3%	2,484	2,765	-10.2%	69.1%	95.2%	93.9%	1,189	1,288
Washington — NoVA — MD	15	6,711	6,289	23,500	23,325	0.8%	8,154	7,181	13.5%	15,346	16,144	-4.9%	65.3%	96.7%	94.9%	1,194	1,216
Boston	12	4,250	4,250	15,139	15,229	-0.6%	5,998	5,733	4.6%	9,141	9,496	-3.7%	60.4%	96.3%	94.4%	1,163	1,203
Philadelphia	5	2,750	2,482	10,430	10,415	0.1%	4,471	4,265	4.8%	5,959	6,150	-3.1%	57.1%	95.3%	92.0%	1,246	1,303

Northeast Total	36	14,873	13,965	52,664	52,810	-0.3%	19,734	18,255	8.1%	32,930	34,555	-4.7%	62.5%	96.2%	94.2%	1,194	1,233

Miami	5	2,471	2,348	11,475	12,233	-6.2%	5,180	5,479	-5.5%	6,295	6,754	-6.8%	54.9%	97.0%	93.2%	1,525	1,664
Palm Beach/Fort Lauderdale	6	1,891	1,741	4,912	5,097	-3.6%	2,276	2,077	9.6%	2,636	3,020	-12.7%	53.7%	95.2%	95.3%	887	943
Orlando	8	2,032	1,815	4,081	4,177	-2.3%	1,823	1,868	-2.4%	2,258	2,309	-2.2%	55.3%	94.7%	89.9%	694	765
Tampa	6	1,755	1,621	3,886	3,942	-1.4%	1,741	1,741	—	2,145	2,201	-2.5%	55.2%	96.2%	91.6%	724	786
Jacksonville	4	1,643	1,404	3,457	3,458	—	1,606	1,577	1.8%	1,851	1,881	-1.6%	53.5%	95.4%	91.5%	774	828

Florida Total	29	9,792	8,929	27,811	28,907	-3.8%	12,626	12,742	-0.9%	15,185	16,165	-6.1%	54.6%	95.8%	92.4%	962	1,044
Houston	5	1,775	1,454	3,316	3,363	-1.4%	1,603	1,356	18.2%	1,713	2,007	-14.6%	51.7%	95.6%	95.5%	700	719
Denver	9	2,553	1,991	5,448	5,449	—	1,894	1,856	2.0%	3,554	3,593	-1.1%	65.2%	96.0%	94.8%	785	814
Phoenix	13	3,319	2,923	5,622	6,166	-8.8%	2,638	2,568	2.7%	2,984	3,598	-17.1%	53.1%	94.4%	92.1%	598	675
Dallas — Fort Worth	2	569	569	1,328	1,295	2.5%	673	593	13.5%	655	702	-6.7%	49.3%	97.1%	91.4%	706	745

Sunbelt Total	58	18,008	15,866	43,525	45,180	-3.7%	19,434	19,115	1.7%	24,091	26,065	-7.6%	55.3%	95.6%	92.9%	837	901

Chicago	9	2,413	2,349	8,080	8,007	0.9%	3,539	3,413	3.7%	4,541	4,594	-1.2%	56.2%	97.0%	93.1%	1,064	1,104

Total Target Markets	128	41,990	37,922	130,095	132,738	-2.0%	51,616	49,576	4.1%	78,479	83,162	-5.6%	60.3%	96.0%	93.6%	1,090	1,154

Other
Austin	3	816	816	1,676	1,659	1.0%	753	1,009	-25.4%	923	650	42.0%	55.1%	95.7%	87.4%	629	698
Baltimore	3	701	628	2,226	2,188	1.7%	1,106	879	25.8%	1,120	1,309	-14.4%	50.3%	95.1%	93.7%	1,091	1,095
Indianapolis/Fort Wayne	5	3,182	2,983	5,837	5,863	-0.4%	2,796	2,610	7.1%	3,041	3,253	-6.5%	52.1%	95.9%	93.5%	590	612
Nashville	2	438	392	1,212	1,254	-3.3%	566	457	23.9%	646	797	-18.9%	53.3%	98.0%	94.4%	933	1,012
Norfolk/Richmond	5	1,495	1,403	4,281	4,195	2.1%	1,286	1,323	-2.8%	2,995	2,872	4.3%	70.0%	95.7%	92.9%	949	969
Other Markets	24	8148	7821	20,003	20,463	-2.2%	9,946	9,654	3.0%	10,057	10,809	-7.0%	50.3%	95.8%	92.5%	781	831

Total Other	42	14,780	14,043	35,235	35,622	-1.1%	16,453	15,932	3.3%	18,782	19,690	-4.6%	53.3%	95.9%	92.6%	768	809

CONVENTIONAL SAME STORE SALES TOTALS	170	56,770	51,965	$165,330	$168,360	-1.8%	$68,069	$65,508	3.9%	$97,261	$102,852	-5.4%	58.8%	96.0%	93.3%	$1,006	$1,065

AIMCO 1st Quarter 2010	Page 10

Supplemental Schedule 6(b)
Conventional Same Store Operating Results
First Quarter 2010 Compared to Fourth Quarter 2009
(in thousands, except site and unit data) (unaudited)

													Operating
			Effective	Revenue			Expenses			Net Operating Income			Margin	Occupancy		Rental Rates
	Properties	Units	Units	1Q 2010	4Q 2009	Growth	1Q 2010	4Q 2009	Growth	1Q 2010	4Q 2009	Growth	1Q 2010	1Q 2010	4Q 2009	1Q 2010	4Q 2009

Target Markets
Los Angeles	9	3,095	2,444	$12,983	$12,952	0.2%	$4,392	$4,414	-0.5%	$8,591	$8,538	0.6%	66.2%	96.3%	95.8%	$1,928	$1,935
Orange County	3	443	373	1,345	1,334	0.8%	463	458	1.1%	882	876	0.7%	65.6%	97.3%	96.1%	1,145	1,161
San Diego	4	1,622	1,552	5,631	5,615	0.3%	1,723	1,629	5.8%	3,908	3,986	-2.0%	69.4%	95.4%	95.7%	1,159	1,165

Southern CA Total	16	5,160	4,369	19,959	19,901	0.3%	6,578	6,501	1.2%	13,381	13,400	-0.1%	67.0%	96.1%	95.8%	1,620	1,627
East Bay	2	413	353	1,391	1,360	2.3%	613	608	0.8%	778	752	3.5%	55.9%	97.2%	94.7%	1,197	1,220
San Francisco	4	710	710	3,224	3,296	-2.2%	1,222	1,254	-2.6%	2,002	2,042	-2.0%	62.1%	97.3%	96.6%	1,429	1,439

Northern CA Total	6	1,123	1,063	4,615	4,656	-0.9%	1,835	1,862	-1.5%	2,780	2,794	-0.5%	60.2%	97.3%	95.9%	1,344	1,360
Seattle	3	413	310	1,252	1,236	1.3%	496	488	1.6%	756	748	1.1%	60.4%	96.9%	97.7%	1,194	1,197

Pacific Total	25	6,696	5,742	25,826	25,793	0.1%	8,909	8,851	0.7%	16,917	16,942	-0.1%	65.5%	96.3%	95.9%	1,547	1,555

Suburban New York — New Jersey	4	1,162	944	3,595	3,635	-1.1%	1,111	1,130	-1.7%	2,484	2,505	-0.8%	69.1%	95.2%	94.8%	1,189	1,206
Washington — NoVA — MD	15	6,711	6,289	23,500	23,282	0.9%	8,154	7,325	11.3%	15,346	15,957	-3.8%	65.3%	96.7%	96.9%	1,194	1,197
Boston	12	4,250	4,250	15,139	15,095	0.3%	5,998	5,598	7.1%	9,141	9,497	-3.7%	60.4%	96.3%	96.7%	1,163	1,173
Philadelphia	5	2,750	2,482	10,430	10,191	2.3%	4,471	4,310	3.7%	5,959	5,881	1.3%	57.1%	95.3%	94.0%	1,246	1,261

Northeast Total	36	14,873	13,965	52,664	52,203	0.9%	19,734	18,363	7.5%	32,930	33,840	-2.7%	62.5%	96.2%	96.1%	1,194	1,202

Miami	5	2,471	2,348	11,475	11,587	-1.0%	5,180	5,397	-4.0%	6,295	6,190	1.7%	54.9%	97.0%	97.1%	1,525	1,532
Palm Beach/Fort Lauderdale	6	1,891	1,741	4,912	4,919	-0.1%	2,276	2,398	-5.1%	2,636	2,521	4.6%	53.7%	95.2%	94.9%	887	902
Orlando	8	2,032	1,815	4,081	4,098	-0.4%	1,823	1,916	-4.9%	2,258	2,182	3.5%	55.3%	94.7%	94.4%	694	705
Tampa	6	1,755	1,621	3,886	3,911	-0.6%	1,741	1,620	7.5%	2,145	2,291	-6.4%	55.2%	96.2%	96.0%	724	735
Jacksonville	4	1,643	1,404	3,457	3,491	-1.0%	1,606	1,605	0.1%	1,851	1,886	-1.9%	53.5%	95.4%	95.6%	774	782

Florida Total	29	9,792	8,929	27,811	28,006	-0.7%	12,626	12,936	-2.4%	15,185	15,070	0.8%	54.6%	95.8%	95.7%	962	973
Houston	5	1,775	1,454	3,316	3,253	1.9%	1,603	1,438	11.5%	1,713	1,815	-5.6%	51.7%	95.6%	93.4%	700	715
Denver	9	2,553	1,991	5,448	5,497	-0.9%	1,894	1,898	-0.2%	3,554	3,599	-1.3%	65.2%	96.0%	95.9%	785	786
Phoenix	13	3,319	2,923	5,622	5,842	-3.8%	2,638	2,694	-2.1%	2,984	3,148	-5.2%	53.1%	94.4%	93.7%	598	616
Dallas — Fort Worth	2	569	569	1,328	1,327	0.1%	673	629	7.0%	655	698	-6.2%	49.3%	97.1%	94.3%	706	715

Sunbelt Total	58	18,008	15,866	43,525	43,925	-0.9%	19,434	19,595	-0.8%	24,091	24,330	-1.0%	55.3%	95.6%	95.1%	837	848

Chicago	9	2,413	2,349	8,080	7,969	1.4%	3,539	2,951	19.9%	4,541	5,018	-9.5%	56.2%	97.0%	94.9%	1,064	1,074

Total Target Markets	128	41,990	37,922	130,095	129,890	0.2%	51,616	49,760	3.7%	78,479	80,130	-2.1%	60.3%	96.0%	95.6%	1,090	1,100

Other
Austin	3	816	816	1,676	1,648	1.7%	753	808	-6.8%	923	840	9.9%	55.1%	95.7%	95.6%	629	637
Baltimore	3	701	628	2,226	2,146	3.7%	1,106	861	28.5%	1,120	1,285	-12.8%	50.3%	95.1%	95.0%	1,091	1,098
Indianapolis/Fort Wayne	5	3,182	2,983	5,837	5,844	-0.1%	2,796	2,462	13.6%	3,041	3,382	-10.1%	52.1%	95.9%	95.2%	590	595
Nashville	2	438	392	1,212	1,206	0.5%	566	456	24.1%	646	750	-13.9%	53.3%	98.0%	94.4%	933	957
Norfolk/Richmond	5	1,495	1,403	4,281	4,309	-0.6%	1,286	1,367	-5.9%	2,995	2,942	1.8%	70.0%	95.7%	95.4%	949	955
Other Markets	24	8,148	7,821	20,003	19,925	0.4%	9,946	9,289	7.1%	10,057	10,636	-5.4%	50.3%	95.8%	94.5%	781	794

Total Other	42	14,780	14,043	35,235	35,078	0.4%	16,453	15,243	7.9%	18,782	19,835	-5.3%	53.3%	95.9%	94.9%	768	778

CONVENTIONAL SAME STORE SALES TOTALS	170	56,770	51,965	$165,330	$164,968	0.2%	$68,069	$65,003	4.7%	$97,261	$99,965	-2.7%	58.8%	96.0%	95.4%	$1,006	$1,017

AIMCO 1st Quarter 2010	Page 11

Supplemental Schedule 7(a)
Total Conventional Portfolio Data by Market
First Quarter 2010 Compared to First Quarter 2009
(unaudited)

	Quarter Ended March 31, 2010						Quarter Ended March 31, 2009
				Effective						Effective
	Properties	Units	Ownership	Units	% AIV NOI	Average Rent	Properties	Units	Ownership	Units	% AIV NOI	Average Rent
Target Markets
Los Angeles	14	4,641	86%	3,990	10.3%	$2,001	16	5,016	87%	4,366	9.2%	$2,122
Orange County	4	1,213	94%	1,143	2.9%	1,500	4	1,213	94%	1,143	1.7%	1,544
San Diego	6	2,144	97%	2,074	4.2%	1,190	6	2,144	97%	2,074	3.5%	1,230

Southern CA Total	24	7,998	90%	7,207	17.4%	1,682	26	8,373	91%	7,583	14.4%	1,782

East Bay	2	413	85%	353	0.6%	1,197	2	413	85%	353	0.6%	1,268
San Francisco	6	1,082	100%	1,082	1.8%	1,459	6	1,081	100%	1,081	1.4%	1,539
San Jose	1	224	100%	224	0.5%	1,481	1	224	100%	224	0.4%	1,630

Northern CA Total	9	1,719	97%	1,659	2.9%	1,386	9	1,718	97%	1,658	2.4%	1,472
Seattle	3	413	75%	309	0.6%	1,194	3	413	75%	309	0.6%	1,347

Pacific Total	36	10,130	91%	9,175	21.0%	1,613	38	10,504	91%	9,550	17.4%	1,716

Manhattan	22	957	100%	955	2.8%	2,359	22	956	100%	954	2.4%	2,293
Suburban New York / New Jersey	4	1,162	81%	944	2.0%	1,189	8	3,413	87%	2,978	4.4%	1,168

New York Total	26	2,119	90%	1,899	4.8%	1,720	30	4,369	90%	3,932	6.8%	1,418

Washington — NoVA — MD	17	8,015	84%	6,744	12.6%	1,194	17	7,663	92%	7,048	11.7%	1,197
Boston	12	4,250	100%	4,250	7.3%	1,163	12	4,250	100%	4,250	6.2%	1,203
Philadelphia	7	3,886	91%	3,539	6.4%	1,216	7	3,885	91%	3,538	5.3%	1,276

Northeast Total	62	18,270	90%	16,432	31.2%	1,257	66	20,167	93%	18,768	30.0%	1,262

Miami	5	2,471	95%	2,348	5.1%	1,525	6	2,674	92%	2,448	4.5%	1,608
Palm Beach/Fort Lauderdale	6	1,891	92%	1,741	2.1%	887	9	2,627	94%	2,477	2.9%	969
Orlando	10	3,000	90%	2,708	3.0%	726	13	3,680	92%	3,388	2.8%	786
Tampa	6	1,755	92%	1,620	1.7%	724	11	3,307	90%	2,991	2.7%	791
Jacksonville	4	1,643	85%	1,404	1.5%	773	4	1,643	85%	1,404	1.2%	828

Florida Total	31	10,760	91%	9,821	13.4%	947	43	13,931	91%	12,708	14.1%	988

Houston	8	3,027	83%	2,505	2.2%	679	17	5,232	84%	4,416	3.3%	690
Denver	9	2,553	78%	1,991	2.9%	785	10	2,877	80%	2,315	2.7%	800
Phoenix	17	4,418	89%	3,910	3.3%	613	20	5,164	90%	4,658	3.3%	690
Dallas — Fort Worth	2	569	100%	569	0.5%	706	7	1,762	81%	1,425	1.2%	726
Atlanta	7	1,574	77%	1,214	1.3%	842	8	1,795	80%	1,435	1.5%	913

Sunbelt Total	74	22,901	87%	20,010	23.6%	817	105	30,761	88%	26,957	26.1%	851

Chicago	15	4,633	94%	4,348	7.1%	1,101	19	5,555	93%	5,157	6.4%	1,117

Total Target Markets	187	55,934	89%	49,965	82.8%	1,119	228	66,987	90%	60,432	79.9%	1,123

Other [1]
Austin	3	816	100%	816	0.7%	629	4	1,143	100%	1,143	0.7%	728
Baltimore	5	1,180	84%	993	1.4%	1,028	5	1,180	84%	993	1.4%	1,063
Cincinnati	2	505	80%	405	0.5%	1,186	2	504	80%	405	0.5%	1,214
Colorado Springs CO	—	—	—	—	—	—	3	714	92%	654	0.6%	670
Indianapolis/Ft Wayne	5	3,182	94%	2,983	2.4%	590	9	5,341	96%	5,142	3.7%	610
Inland Empire	3	574	89%	513	0.6%	828	3	574	90%	514	0.5%	859
Michigan	6	3,855	94%	3,636	2.5%	626	7	4,150	95%	3,931	2.6%	661
Minneapolis	2	732	89%	651	1.6%	1,456	2	732	89%	651	1.5%	1,554
Nashville	4	1,114	77%	861	1.0%	839	6	1,830	79%	1,449	1.5%	842
Non-Target Florida	10	2,204	100%	2,204	2.0%	647	11	2,404	98%	2,358	1.7%	707
Norfolk/Richmond	6	1,643	94%	1,551	2.6%	937	8	2,363	92%	2,183	2.8%	923
Providence RI	2	708	100%	708	1.1%	1,078	3	948	100%	948	1.1%	1,102
Raleigh/Greenville	2	366	86%	313	0.3%	649	7	1,599	79%	1,268	0.9%	696
Other Markets	2	421	62%	262	0.3%	798	5	1,305	58%	751	0.7%	754

Total Other	52	17,300	92%	15,896	17.2%	773	75	24,787	90%	22,390	20.1%	781

Grand Total	239	73,234	90%	65,861	100.0%	$1,034	303	91,774	90%	82,822	100.0%	$1,029

[1]
For the quarters ended March 31, 2010 and 2009, Aimco’s conventional portfolio included assets in 18 and 23 markets, respectively, in which Aimco invests on an opportunistic basis or that Aimco intends to exit.

AIMCO 1st Quarter 2010	Page 12

Supplemental Schedule 7(b)
Total Conventional Portfolio Data by Market
Fourth Quarter 2009 Market Information
(unaudited)
Aimco’s portfolio strategy focuses on B/B+ quality apartment communities located in the 20 largest U.S. markets as measured by total apartment value, with a target allocation to Conventional Properties of 90% or more. Aimco measures Conventional Property asset quality based on average rents compared to local market average rents as reported by REIS, with A-quality assets earning rents greater than 125% of local market average, B-quality assets earning rents 90% to 125% of local market average and C-quality assets earning rents less than 90% of local market average. Aimco’s geographic allocation strategy focuses on the 20 largest U.S. markets, with market quality measured in part based on long-term growth characteristics.
The following schedule illustrates Aimco’s Conventional Property portfolio quality and market growth projections based on 4Q 2009 data, as this is the most recent period for which third-party data is available.

	Quarter Ended December 31, 2009
									2010 - 2012
								+/- Market	Projected
				Effective		Average	Market Rent	Rent	Revenue
	Properties	Units	Ownership	Units	% AIV NOI	Rent	[1]	Average	Growth [2]
Target Markets
Los Angeles	15	4,785	86%	4,134	9.9%	$1,976	$1,339	47.6%	0.5%
Orange County	4	1,213	94%	1,143	2.7%	1,499	1,440	4.1%	0.7%
San Diego	6	2,144	97%	2,074	4.2%	1,198	1,277	-6.2%	1.7%

Southern CA Total	25	8,142	90%	7,351	16.7%	1,675	1,338	25.2%	0.8%

East Bay	2	413	85%	353	0.6%	1,220	1,252	-2.6%	1.0%
San Francisco	6	1,082	100%	1,082	1.7%	1,465	1,717	-14.7%	1.8%
San Jose	1	224	100%	224	0.5%	1,521	1,401	8.6%	1.8%

Northern CA Total	9	1,719	97%	1,659	2.8%	1,403	1,531	-8.4%	1.6%

Seattle	3	413	75%	309	0.6%	1,197	937	27.8%	1.4%

Pacific Total	37	10,274	91%	9,319	20.1%	1,612	1,349	19.5%	1.0%

Manhattan	22	957	100%	955	3.0%	2,366	2,646	-10.6%	2.8%
Suburban New York / New Jersey	4	1,162	81%	944	1.9%	1,206	1,261	-4.4%	0.5%

New York Total	26	2,119	90%	1,899	4.9%	1,732	1,886	-8.2%	1.9%

Washington — NoVA - MD	17	8,015	84%	6,744	12.7%	1,197	1,307	-8.5%	2.4%
Boston	12	4,250	100%	4,250	7.4%	1,173	1,600	-26.7%	2.4%
Philadelphia	7	3,886	91%	3,539	6.4%	1,229	975	26.0%	-0.1%

Northeast Total	62	18,270	90%	16,432	31.4%	1,264	1,377	-8.2%	1.8%

Miami	5	2,471	95%	2,348	4.8%	1,532	992	54.4%	0.5%
Palm Beach / Ft Lauderdale	6	1,891	92%	1,741	2.0%	902	1,028	-12.3%	0.9%
Orlando	10	3,000	90%	2,708	2.8%	738	806	-8.4%	-0.1%
Tampa	7	2,031	88%	1,793	1.9%	745	772	-3.5%	0.0%
Jacksonville	4	1,643	85%	1,404	1.5%	782	754	3.8%	0.2%

Florida Total	32	11,036	91%	9,994	12.9%	955	872	9.5%	0.3%

Houston	9	3,140	82%	2,583	2.3%	697	709	-1.7%	1.6%
Denver	9	2,553	78%	1,991	2.8%	785	781	0.5%	0.7%
Phoenix	17	4,418	89%	3,910	3.3%	632	674	-6.2%	0.5%
Dallas — Fort Worth	3	825	89%	732	0.7%	713	697	2.3%	1.6%
Atlanta	7	1,574	77%	1,214	1.2%	840	745	12.8%	0.4%

Sunbelt Total	77	23,546	87%	20,424	23.2%	827	788	4.9%	0.6%

Chicago	15	4,633	94%	4,348	7.8%	1,112	970	14.6%	0.6%

Total Target Markets	191	56,723	89%	50,523	82.5%	1,124	1,083	3.8%	1.1%

Other [1]
Austin	3	816	100%	816	0.7%	637	781	-18.4%	1.3%
Baltimore	5	1,180	84%	993	1.5%	1,032	945	9.2%	0.9%
Cincinnati	2	505	80%	405	0.6%	1,197	662	80.8%	0.3%
Indianapolis / Ft Wayne	5	3,182	94%	2,983	2.6%	595	631	-5.6%	-0.1%
Inland Empire	3	574	89%	513	0.6%	835	990	-15.7%	0.4%
Michigan	6	3,862	94%	3,643	2.8%	634	752	-15.7%	-1.5%
Minneapolis	2	732	89%	651	1.7%	1,490	891	67.2%	1.7%
Nashville	4	1,114	77%	861	1.1%	854	687	24.4%	0.6%
Non-Target Florida	10	2,204	100%	2,204	1.8%	657	806	-18.5%	0.0%
Norfolk / Richmond	6	1,643	94%	1,551	2.5%	942	783	20.2%	0.6%
Providence RI	2	708	100%	708	1.0%	1,089	1,139	-4.4%	0.0%
Raleigh / Greenville	2	366	86%	313	0.2%	646	645	0.2%	1.5%
Other Markets	2	421	62%	262	0.3%	803	680	18.1%	0.0%

Total Other	52	17,307	92%	15,903	17.5%	783	773	1.3%	0.2%

Grand Total	243	74,030	90%	66,426	100.0%	$1,042	$1,008	3.3%	1.0%

[1]	4Q 2009 REIS

[2]	Represents the average of projections published by REIS, PPR and Axiometrics, third-party providers of commercial real estate information and analyses.

AIMCO 1st Quarter 2010	Page 13

Supplemental Schedule 8
Property Sales and Acquisition Activity
(dollars in millions, except average rent) (unaudited)
First Quarter 2010 Dispositions

	Number	Number		NOI			Aimco	Aimco
	of	of	Gross	Cap	Property	Net Sales	Gross	Net	Average
	Properties	Units	Proceeds	Rate [1]	Debt	Proceeds [2]	Proceeds	Proceeds	Rent
Conventional	4	789	$48.3	8.3%	$32.0	$10.4	$36.3	$8.9	$835
Affordable	8	834	34.3	10.5%	19.6	10.7	20.4	8.2	839

Total Dispositions	12	1,623	$82.6	9.2%	$51.6	$21.1	$56.7	$17.1	$837

First Quarter 2010 Acquisitions
There were no property acquisitions during first quarter 2010.
Notes

[1]
NOI Cap Rate is calculated based on the trailing twelve month NOI prior to sale, less a 3.5% management fee, divided by the gross proceeds. Prior to 1Q 2010, Aimco provided a Free Cash Flow cap rate on this schedule, which represented an NOI cap rate assuming a 5% management fee and an adjustment of $300 per door for capital replacements.

[2]	Net Sales Proceeds are after repayment of existing debt, net working capital settlements, payment of transaction costs and prepayment penalties.

[3]	Year-to-date, Aimco has disposed of Conventional Properties in the following markets:

Market	Properties	Units
Target Markets:
Dallas-Fort Worth	1	256
Houston	1	113
Los Angeles	1	144
Tampa	1	276

Total Target Markets	4	789

Total Conventional Dispositions	4	789

AIMCO 1st Quarter 2010	Page 14

Supplemental Schedule 9
Capital Additions
(in thousands, except per unit data) (unaudited)
All capital additions are classified as either Capital Replacements (“CR”), Capital Improvements (“CI”), redevelopment or casualties. Non-redevelopment and non-casualty capital additions are apportioned between CR and CI based on the useful life of the capital item under consideration and the period Aimco has owned the property (i.e., the portion that was consumed during Aimco’s ownership of the item represents CR; the portion of the item that was consumed prior to Aimco’s ownership represents CI). See the Glossary for further descriptions.
Amounts below represent actual additions related to residential properties that are owned and managed by Aimco at the end of the period. These amounts include consolidated and unconsolidated properties and are not adjusted for Aimco’s ownership interest in such properties. Amounts do not include capital additions related to:
•	properties sold during the period or properties held for sale at the end of the period;
•	properties that are not multi-family such as commercial properties or fitness facilities; and
•	properties that Aimco owns but does not manage.
See the Glossary for a reconciliation of these amounts to GAAP capital additions.

	Actual Additions
	Three Months Ended March 31, 2010
	Conventional	Affordable	Total

Capital Additions
Capital Replacements
Buildings and grounds	$4,254	$1,204	$5,458
Turnover capital additions	5,546	1,476	7,022
Capitalized site payroll and indirect costs	1,342	89	1,431

Total Capital Replacements	11,142	2,769	13,911
Capital Improvements	4,851	1,315	6,166
Redevelopment Additions	6,218	1,361	7,579
Casualties	3,661	3,621	7,282

Total Capital Additions	$25,872	$9,066	$34,938

Capital Replacements and Improvements per Unit
Total units	70,977	23,058	94,035

Total Capital Replacements per unit	$157	$120	$148
Capital Improvements per unit	68	57	66

Total Capital Replacements and Improvements per unit	$225	$177	$214

AIMCO 1st Quarter 2010	Page 15

Glossary and Reconciliations of Non-GAAP Financial and Operating Measures
This Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with accounting principles generally accepted in the United States of America, or GAAP. Aimco’s definition and calculation of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.
ACQUISITION PROPERTIES: Properties that have been acquired during the twelve months prior to the current quarter-end that have not reached a stabilized level of occupancy during the current period and each period for which comparable results are presented.
ADJUSTED FUNDS FROM OPERATIONS (AFFO): AFFO is Pro forma FFO, as defined below, less Capital Replacement additions, also defined below, adjusted for the Aimco Operating Partnership’s share of such Capital Replacements. Similar to FFO, AFFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing AFFO is comparable with that of other real estate investment trusts.
AFFORDABLE PROPERTIES: Affordable Properties benefit from governmental programs intended to provide housing to people with low or moderate incomes. These programs, which are usually administered by the U.S. Department of Housing and Urban Development, or HUD, or state housing finance agencies, typically provide mortgage insurance, favorable financing terms, tax-credit equity, or rental assistance payments to the property owners. Under these programs, rent adjustments are made in accordance with property-specific contracts between Aimco and HUD, with rent increases generally based on an adjustment factor set by HUD annually. Aimco targets an investment in Affordable Properties of 10% or less of Net Asset Value, which serves to offset the volatility of our Conventional portfolio; provide revenue growth that over time is similar to that of Conventional Properties; expand our investment opportunities; and provide helpful positioning with government bodies, benefiting Aimco’s business overall.
AIMCO OPERATING PARTNERSHIP: AIMCO Properties, L.P., a Delaware limited partnership, is the operating partnership in Aimco’s UPREIT structure. Aimco owns approximately 93% of the common partnership units of the Aimco Operating Partnership.
AIMCO PROPORTIONATE FINANCIAL INFORMATION: Non-GAAP measures representing Aimco’s share of financial information discussed in this Earnings Release and Supplemental Information. Aimco’s proportionate share of financial information includes Aimco’s share of unconsolidated real estate partnerships and excludes noncontrolling interests in consolidated real estate partnerships. Proportionate reporting benefits the users of Aimco’s financial information by providing the amount of revenues, expenses, assets and liabilities attributable only to Aimco stockholders. Aimco also refers to this measure as “Aimco’s Share” of financial information. See Supplemental Schedules 1, 3 and 4 for reconciliation of Aimco’s proportionate share of financial results to Aimco’s consolidated financial statements.
CAPITAL ADDITIONS DEFINITIONS AND RECONCILIATION
CAPITAL IMPROVEMENTS (CI): CI additions include all non-redevelopment capital additions that are made to enhance the value, profitability or useful life of an asset from its original purchase condition.
CAPITAL REPLACEMENTS (CR): Unlike CI additions, CR additions do not increase the value, profitability or useful life of an asset from its original purchase condition. They represent the share of additions that are deemed to replace the consumed portion of acquired capital assets. CR additions are deducted in the calculation of AFFO.
CASUALTY CAPITAL ADDITIONS: Capitalized costs incurred in connection with casualty losses and are associated with the restoration of the asset. A portion of the restoration costs is reimbursed by insurance carriers net of deductibles associated with each loss.

AIMCO 1st Quarter 2010	Page 16

Supplemental Schedule 9 contains capital additions information related to (1) residential properties that Aimco owns and manage at the end of the period, (2) properties that are consolidated in Aimco’s GAAP financial statements, and (3) properties that are accounted for under the equity method of accounting in Aimco’s GAAP financial statements. Amounts do not include capital additions related to:
•	consolidated properties sold during the period or properties held for sale at the end of the period;

•	consolidated properties that are not multi-family such as commercial properties or fitness facilities; or

•	consolidated properties that Aimco owns but does not manage.
Aimco believes the capital addition detail provided in Supplemental Schedule 9 provides an enhanced understanding of capital additions related to our primary business of owning and operating apartment communities. A reconciliation of capital additions presented on Supplemental Schedule 9 to Aimco’s consolidated GAAP information is presented below.

Three Months Ended
(in thousands) (unaudited)	March 31, 2010
Capital Additions per Schedule 9	$34,938

Capital additions related to:
Unconsolidated real estate partnerships	(96)
Consolidated sold and held for sale properties	298
Consolidated properties that are not multi-family, such as commercial properties or fitness facilities	13
Consolidated properties Aimco owns but does not manage	404

Consolidated capital additions	$35,557

CONVENTIONAL PROPERTIES: Conventional Properties represent Aimco’s portfolio of market-rate apartment communities. Aimco focuses on owning and operating apartment communities with rents that are 100% to 125% of local market average rents and concentrates its investment in the 20 largest apartment markets in the United States, as measured by apartment value. Aimco targets an investment in Conventional Properties of 90% or more of Net Asset Value.
DEBT SERVICE COVERAGE RATIO: As defined in Aimco’s credit agreement, the ratio of (a) Aimco’s adjusted total earnings before interest, taxes, depreciation and amortization (which is reduced by certain capital expenditure reserves) to (b) the actual debt service, for the four fiscal quarters preceding the date of calculation.
EFFECTIVE UNITS: Unit count at 100% ownership multiplied by Aimco’s ownership share. Effective Units may be used to analyze Aimco proportionate financial measures on a per-unit basis.
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA): EBITDA is equal to Aimco’s adjusted total earnings before interest, taxes, depreciation and amortization as defined in Aimco’s credit agreement before capital addition reserves provided for in Aimco’s credit agreement. EBITDA is the numerator used in Aimco’s calculation of EBITDA Coverage of Interest Ratio and EBITDA Coverage of Preferred Dividends and Interest Ratio.
EBITDA COVERAGE OF INTEREST RATIO: The ratio of (a) Aimco’s EBITDA to (2) total interest expense charges, as provided for in Aimco’s credit agreement, for the four fiscal quarters preceding the date of calculation. This ratio is similar to Aimco’s Debt Service Coverage Ratio with the exception that Aimco’s EBITDA Coverage of Interest Ratio does not include capital addition reserves in the numerator and does not include debt amortization or capitalized interest in the denominator, while Debt Service Coverage Ratio does include these items. Aimco’s credit agreement does not contain any compliance thresholds for the EBITDA Coverage of Interest Ratio; however, Aimco management uses this ratio as one measure of leverage.

AIMCO 1st Quarter 2010	Page 17

EBITDA COVERAGE OF INTEREST AND PREFERRED DIVIDENDS RATIO: The ratio of (a) Aimco’s EBITDA to (2) the sum of total interest expense and dividends/distributions on preferred shares/units, as provided for in Aimco’s credit agreement, for the four fiscal quarters preceding the date of calculation. This ratio is similar to Aimco’s Fixed Charge Coverage Ratio with the exception that Aimco’s EBITDA Coverage of Interest and Preferred Dividends Ratio does not include capital addition reserves in the numerator and does not include debt amortization or capitalized interest in the denominator, while Fixed Charge Coverage Ratio does include these items. Aimco’s credit agreement does not contain any compliance thresholds for the EBITDA Coverage of Interest and Preferred Dividends Ratio; however, Aimco management uses this ratio as one measure of leverage.
FIXED CHARGE COVERAGE RATIO: As defined in Aimco’s credit agreement, the ratio of (a) Aimco’s adjusted total earnings before interest, taxes, depreciation and amortization (which is reduced by certain capital expenditure reserves) to (b) fixed charges, which represents the sum of total interest expense, debt amortization and dividends/distributions on preferred shares/units, for the four fiscal quarters preceding the date of calculation.
FEE MANAGED PROPERTIES: Aimco provides property management and/or asset management services for a portfolio of properties, primarily pursuant to long-term arrangements with affiliated parties. In certain cases, Aimco may indirectly own generally less than one percent of the operations of such properties through a partnership syndication or other fund.
FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (NAREIT) defines as net income, computed in accordance with GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Aimco computes FFO for all periods presented in accordance with the guidance set forth by NAREIT’s April 1, 2002 White Paper.
In addition to FFO, Aimco uses PRO FORMA FUNDS FROM OPERATIONS (Pro forma FFO) to measure performance. Pro forma FFO represents FFO as defined above, excluding operating real estate impairments and preferred stock redemption related amounts (adjusted for noncontrolling interests). Both operating real estate impairment losses and preferred stock redemption related amounts are recurring items that affect Aimco’s operating results. Operating real estate impairment losses, net of related income tax benefits and noncontrolling interests, are excluded from Pro forma FFO because Aimco believes the inclusion of such losses in FFO is inconsistent with the treatment of gains on the disposition of operating real estate, which are not included in FFO. Aimco excludes preferred redemption related amounts (gains or losses) from Pro forma FFO because such amounts are not representative of operating results.
FFO and Pro forma FFO are helpful to investors in understanding Aimco’s performance because they capture features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing FFO is comparable with that of other real estate investment trusts. Net income (loss) attributable to Aimco common stockholders as determined in accordance with GAAP is reconciled to FFO as presented on Supplemental Schedule 1 below.

AIMCO 1st Quarter 2010	Page 18

	Three Months Ended
	March 31,
(in thousands) (unaudited)	2010	2009
Net loss attributable to Aimco common stockholders	$(40,440)	$(37,698)
Adjustments:
Depreciation and amortization	109,019	104,860
Depreciation and amortization related to non-real estate assets	(3,973)	(4,307)
Depreciation of rental property related to noncontrolling partners and unconsolidated entities	(11,726)	(10,178)
Subtract gain on dispositions of unconsolidated depreciable real estate	(3,033)	(10,182)
Discontinued operations:
(Gain) loss on dispositions of real estate, net of noncontrolling partners’ interest	(14,707)	78
Depreciation of rental property, net of noncontrolling partners’ interest	626	16,435
Income tax (benefit) expense arising from disposals	(1,052)	215
Noncontrolling interests in Aimco Operating Partnership’s share of above adjustments	(5,237)	(7,317)
Preferred stock dividends	12,922	13,166

Funds From Operations	$42,399	$65,072
Preferred stock dividends	(12,922)	(13,166)
Amounts allocable to participating securities	(154)	(570)

Funds From Operations Attributable to Aimco Common Stockholders — Diluted	$29,323	$51,336

Operating real estate impairment losses, continuing operations, net of noncontrolling partners’ interest	4	510
Operating real estate impairment losses, discontinued operations, net of noncontrolling partners’ interest	8,205	(3,269)
Noncontrolling interests in Aimco Operating Partnership’s share of above adjustments	(571)	208
Amounts allocable to participating securities	(40)	28

Pro Forma Funds From Operations Attributable to Aimco Common Stockholders — Diluted	$36,921	$48,813

Capital Replacements	(12,378)	(15,541)
Noncontrolling interests in Aimco Operating Partnership’s share of Capital Replacements	862	1,173
Amounts allocable to participating securities	60	158

Adjusted Funds From Operations Attributable to Aimco Common Stockholders — Diluted	$25,465	$34,603

OTHER AFFORDABLE PROPERTIES: Affordable Properties that do not meet the Same Store property definition because (1) the property is under redevelopment, (2) the property is not managed by Aimco, and/or (3) Aimco’s ownership in the property is less than 10%.
OTHER CONVENTIONAL PROPERTIES: Conventional Properties that have significant rent control restrictions, university housing properties and properties that are not multi-family such as commercial properties or fitness facilities.
OTHER EXPENSES, NET: Other expenses, net includes franchise taxes, risk management activities related to our unconsolidated partnerships, certain other corporate expenses and partnership expenses (partnership level expenses incurred directly or indirectly for services such as audit, tax and legal).
PROPERTY NET OPERATING INCOME (NOI): NOI is defined by Aimco as total property rental and other property revenues less direct property operating expenses, including real estate taxes. NOI does not include: property management revenues, primarily from affiliates; casualties; off-site property management expenses; depreciation; or interest expense. NOI is helpful because it helps both investors and management to understand the operating performance of real estate excluding costs associated with decisions about acquisition pricing, overhead allocations and financing arrangements. NOI is considered by many in the real estate industry to be a useful measure for determining the value of real estate. A reconciliation of NOI as presented in this Earnings Release and Supplemental Information to Aimco’s consolidated GAAP amounts is provided on the following page.

AIMCO 1st Quarter 2010	Page 19

Reconciliation of GAAP to Proportionate Property NOI Amounts Included in Aimco’s Earnings Release and Supplemental Schedule 6(a)
First Quarter 2010 Compared to First Quarter 2009
(in thousands) (unaudited)

	Three Months Ended March 31, 2010				Three Months Ended March 31, 2009
	Proportionate	Properties Owned	Ownership	Proportionate	Proportionate	Properties Owned	Ownership	Proportionate
	Amount	but Not Managed	Adjustments	Property Amount	Amount	but Not Managed	Adjustments	Property Amount
Real estate operations:
Rental and other property revenues
Conventional Same Store	$165,572	$—	$(242)	$165,330	$167,330	$—	$1,030	$168,360
Affordable Same Store	30,544	—	240	30,784	29,866	—	42	29,908

Total Same Store	196,116	—	(2)	196,114	197,196	—	1,072	198,268
Conventional Redevelopment	29,707	—	—	29,707	27,467	—	23	27,490
Other Conventional	16,403	(161)	—	16,242	16,804	(921)	21	15,903
Other Affordable	6,570	(3,259)	—	3,311	6,650	(3,464)	—	3,186

Total rental and other property revenues	248,796	(3,421)	(2)	245,373	248,117	(4,386)	1,116	244,847

Property operating expenses
Conventional Same Store	67,918	—	151	68,069	65,114	—	394	65,508
Affordable Same Store	14,980	—	155	15,135	14,720	—	21	14,741

Total Same Store	82,898	—	306	83,204	79,834	—	415	80,249
Conventional Redevelopment	11,327	—	—	11,327	11,441	—	10	11,451
Other Conventional	8,634	(98)	—	8,536	8,310	(343)	26	7,993
Other Affordable	3,865	(2,353)	—	1,512	3,720	(2,166)	—	1,554

Total property operating expenses	106,724	(2,451)	306	104,578	103,305	(2,509)	451	101,247

Property NOI:
Conventional Same Store	$97,654	$—	$(393)	$97,261	$102,216	$—	$636	$102,852
Affordable Same Store	15,564	—	85	15,649	15,146	—	21	15,167

Total Same Store	113,218	—	(308)	112,910	117,362	—	657	118,019
Conventional Redevelopment	18,380	—	—	18,380	16,026	—	14	16,040
Other Conventional	7,769	(63)	—	7,706	8,494	(579)	(5)	7,910
Other Affordable	2,705	(906)	—	1,799	2,930	(1,298)	—	1,632

Net real estate operations	$142,072	$(969)	$(308)	$140,795	$144,812	$(1,877)	$665	$143,601

	% Aimco
	1Q 2010 NOI	Revenue	Expenses	NOI
Year-over-Year Change:
Conventional Same Store	69%	-1.8%	3.9%	-5.4%
Affordable Same Store	11%	2.9%	2.7%	3.2%

Total Same Store	80%	-1.1%	3.7%	-4.3%
Conventional Redevelopment	14%	8.1%	-1.1%	14.6%
Other Conventional	5%	2.1%	6.8%	-2.6%
Other Affordable	1%	3.9%	-2.7%	10.2%

Net real estate operations	100%	0.2%	3.3%	-2.0%

AIMCO 1st Quarter 2010	Page 20

Reconciliation of GAAP to Supplemental Schedule 6(b) Proportionate Conventional Same Store NOI Amounts
Fourth Quarter 2009
(in thousands) (unaudited)

	Three Months Ended December 31, 2009
		Proportionate
		Share of
	Consolidated	Unconsolidated	Noncontrolling	Proportionate	Ownership	Proportionate
	Amounts	Partnerships	Interests	Amount	Adjustments	Property Amount
Conventional Same Store:
Rental and other property revenues	$181,823	$—	$(16,367)	$165,455	$(487)	$164,968
Property operating expenses	71,863	—	(6,761)	65,103	(100)	65,003

Property NOI	$109,959	$—	$(9,607)	$100,353	$(388)	$99,965

Reconciliation of GAAP to Trailing Twelve Month (TTM) Proportionate NOI Amounts
(in thousands) (unaudited)

						Subtract	Add
						Three Months	Three Months
						Ended	Ended
	Year Ended December 31, 2009				Y2009 to Y2010	March 31, 2009	March 31, 2010
		Proportionate			Property
		Share of			Classification and			TTM
	Consolidated	Unconsolidated	Noncontrolling	Proportionate	GAAP Consolidation	Proportionate	Proportionate	Proportionate
	Amount	Partnerships	Interests	Amount	Accounting Changes	Amount	Amount	Amount
Rental and other property revenues:
Conventional Same Store properties	$719,977	$—	$(70,473)	$649,504	$16,361	$(167,330)	$165,572	$664,107
Conventional Acquisition properties	2,749	—	—	2,749	(2,749)	—	—	—
Conventional Redevelopment properties	144,010	—	(8,185)	135,825	(22,821)	(27,467)	29,707	115,244
Other Conventional properties	69,996	1,449	(7,719)	63,726	2,497	(16,804)	16,403	65,822
Affordable properties	204,096	9,611	(61,288)	152,419	(4,300)	(36,516)	37,114	148,717

Total rental and other property revenues	1,140,828	11,060	(147,665)	1,004,223	(11,012)	(248,117)	248,796	993,890

Property operating expenses:
Conventional Same Store properties	282,428	—	(29,204)	253,224	6,796	(65,114)	67,918	262,824
Conventional Acquisition properties	952	—	—	952	(952)	—	—	—
Conventional Redevelopment properties	57,789	—	(3,580)	54,209	(9,680)	(11,441)	11,327	44,415
Other Conventional properties	35,246	816	(4,056)	32,006	528	(8,310)	8,634	32,858
Affordable properties	101,735	5,884	(33,943)	73,676	(2,203)	(18,440)	18,845	71,878

Total property operating expenses	478,150	6,700	(70,783)	414,067	(5,511)	(103,305)	106,724	411,975

Net operating income:
Conventional Same Store properties	437,549	—	(41,269)	396,280	9,565	(102,216)	97,654	401,283
Conventional Acquisition properties	1,797	—	—	1,797	(1,797)	—	—	—
Conventional Redevelopment properties	86,221	—	(4,605)	81,616	(13,141)	(16,026)	18,380	70,829
Other Conventional properties	34,750	633	(3,663)	31,720	1,969	(8,494)	7,769	32,964
Affordable properties	102,361	3,727	(27,345)	78,743	(2,097)	(18,076)	18,269	76,839

Total rental and other property revenues	$662,678	$4,360	$(76,882)	$590,156	$(5,501)	$(144,812)	$142,072	$581,915

REDEVELOPMENT PROPERTIES: Properties where (1) a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or (2) other significant renovation, such as exteriors, common areas or unit improvements (done upon lease expirations), is underway or has been complete for less than one year, as of the earliest period presented. In both cases the properties have been removed from the Same Store portfolio. Redevelopment properties are classified as either Conventional or Affordable. Aimco combines Affordable Redevelopment Properties with Other Affordable Properties for financial reporting purposes within its Supplemental Schedules 1 and 2.
SAME STORE PROPERTIES: Same Store properties are those properties (1) that are managed by Aimco, (2) in which Aimco’s ownership exceeds 10%, and (3) that have reached and maintained a stabilized level of occupancy during the current period and each period for which comparable results are presented. Same Store properties are classified as either Conventional or Affordable and properties classified in the consolidated financial statements as held for sale are not included in Same Store. To ensure comparability between periods, the proportionate Conventional Same Store information shown on Supplemental Schedules 6a and 6b is based on Aimco’s current period ownership.

AIMCO 1st Quarter 2010	Page 21